Exhibit 10.1

AMENDMENT NO. 1

Dated as of March 22, 2006

to

RECEIVABLES SALE AGREEMENT

and

RECEIVABLES FUNDING AGREEMENT

Dated as of July 29, 2004

               THIS AMENDMENT NO. 1 (this “Amendment”) is entered into as of March 22, 2006 by and among INGRAM FUNDING INC., a Delaware corporation (the “Borrower”), INGRAM MICRO INC., a Delaware corporation (“Ingram Micro”), individually, as originator and as servicer (in such capacity, the “Servicer”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (the “Lender”) as parties to the Receivables Sale Agreement and/or the Receivables Funding Agreement, as applicable, each as referred to below. Capitalized terms used in this Amendment which are not otherwise defined herein shall have the meanings given such terms in Annex X to the Receivables Funding Agreement and the Receivables Sale Agreement.

RECITALS:

               WHEREAS, Ingram Micro, individually and as an originator, and the Borrower are parties to that certain Receivables Sale Agreement, dated as of July 29, 2004 (the “Receivables Sale Agreement”);

               WHEREAS, the Borrower, the Servicer and the Lender are parties to that certain Receivables Funding Agreement, dated as of July 29, 2004 (the “Receivables Funding Agreement”);

               WHEREAS, many of the defined terms used in the Receivables Sale Agreement and Receivables Funding Agreement are set forth in Annex X attached thereto (“Annex X”);

               WHEREAS, the parties hereto desire to amend Annex X, the Receivables Funding Agreement and the Receivables Sale Agreement on the terms set forth herein;

               NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Ingram Micro, the Borrower and the Lender hereby agree as follows.

               Section 1. Amendment. As of the Effective Date (as hereafter defined), and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the parties hereto agree as follows:

               1.1 Section 2.02(c) of the Receivables Funding Agreement is hereby amended by adding the following provision at the end of the subsection:

";provided, further, that from and after January 31, 2006 to and including July 29, 2006, from time to time, the Borrower shall be entitled to request upon 3 days written notice, subject to approval by the Lender in its sole and absolute discretion, an increase in the Commitment by $50,000,000, but in no event will the Commitment exceed $ 550,000,000 (the amount of such increase being referred to as the "Increased Commitment Amount"), which increase shall be effective as of the date specified therefor in such notice (which shall be a Business Day occurring on or after January 31, 2006) for a period of 30 days, and on the 30th day (or, if such day is not a Business Day, on the first succeeding Business Day) following the effective date of the Increased Commitment Amount, (i) the Borrower agrees to immediately repay any Advances made as a result of the Increased Commitment Amount, and (ii) the Commitment shall automatically reduce by Increased Commitment Amount. No Commitment Increase Fee Percentage shall be payable with respect to the Commitment Increase Amount."

               1.2 Subsection 9.01(e) of the Receivables Funding Agreement is hereby amended by deleting “$80,000,000” from the fourth line thereof and substituting therefore “$100,000,000”.

               1.3 Schedule 9.01(s) to the Receivables Funding Agreement is amended as follows:

               (a) By deleting in (i)(y) “2.5 to 1.0” and substituting therefore “2.25 to 1”;

               (b) By deleting (ii) in its entirety and substituting therefore “Reserved”; and

               (c) By deleting the definition of “Consolidated EBITDA” and substituting the following therefor:

"Consolidated EBITDA" means, for any period, Consolidated Income (or Loss) from Operations for such period adjusted by adding thereto (a) the amount of all amortization of intangibles, depreciation and any other non-cash charges that were deducted in arriving at Consolidated Income (or Loss) from Operations for such period and (b) without duplication, the amount of Non-Recurring Restructuring Charges recorded in accordance with GAAP during such period;

provided that the amount of Non-Recurring Restructuring Charges added pursuant to clause (b) may not exceed $25,000,000 in any four consecutive Fiscal Periods.

               (d) By adding the following definition immediately following the definition of “Net Interest Expense”:

"Non-Recurring Restructuring Charges" means, for any period, the aggregate non-recurring restructuring charges recorded in accordance with GAAP by Ingram Micro and its Consolidated Subsidiaries during such period with respect to either acquisitions or the 2005 North American outsourcing and optimization program described in the April 11, 2005 Press Release of Ingram Micro.

               (e) By deleting the definitions of “Business Improvement Program Charges”, “Cash Business Improvement Charges”, “Consolidated Assets”, “Consolidated Liabilities”, “Consolidated Stockholders’ Equity”, “Consolidated Tangible Net Worth” and “Tangible Assets”.

               1.4 The definition of “Applicable Margin” in Annex X is amended by deleting from the grid under the heading Applicable Margin “0.70%” and “0.75%” and replacing each of them with “0.50%” .

               Section 2. Conditions of Effectiveness of this Amendment. This Amendment shall become effective as of the date hereof (the “Effective Date”) when, and only when:

               2.1 The Lender shall have received counterparts of this Amendment duly executed by each of the parties hereto; and

               2.2 Each of the following conditions shall have been satisfied:

               (a) each representation and warranty by the Borrower contained in the Receivables Sale Agreement and the Receivables Funding Agreement (each as amended hereby) and in each other Related Document shall be true and correct as of the date hereof, except to the extent that such representation or warranty expressly relates solely to an earlier date; and

               (b) no Incipient Termination Event or Termination Event hereunder or any “Event of Default” under (and as defined in) the Credit Agreement (as in effect on the date hereof) shall have occurred and be continuing or would result after giving effect to any of the transactions contemplated on the date hereof.

               Section 3. Representations and Warranties. Each of the Ingram Micro and the Borrower hereby represents and warrants that this Amendment and each of the Receivables Sale Agreement and the Receivables Funding Agreement, each as amended hereby, constitute legal, valid and binding obligations of such Person and are enforceable against such Person in accordance with their respective terms subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, from time to time in effect and (ii) general principles of equity (whether enforcement is sought by a proceeding in equity or at law).

               Section 4. Reference to and Effect on Related Documents.

               4.1 Upon the effectiveness of this Amendment pursuant to Section 2 hereof, on and after the Effective Date, each reference to the Receivables Funding Agreement and Receivables Sale Agreement in any of the Related Documents shall mean and be a reference to the Receivables Funding Agreement and the Receivables Sale Agreement as amended hereby.

               4.2 Except as specifically set forth above, the Receivables Sale Agreement and the Receivables Funding Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

               4.3 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Borrower or the Lender nor constitute a waiver of any provision of any of the Related Documents, or any other documents, instruments and agreements executed and/or delivered in connection therewith.

               Section 5. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

               Section 6. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

               Section 7. Entire Agreement. This Amendment, taken together with the Receivables Sale Agreement, the Receivables Funding Agreement and all of the other Related Documents, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

               Section 8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State and any applicable laws of the United States of America.

               Section 9. No Course of Dealing. The Lender has entered into this Amendment on the express understanding with the Borrower and Ingram Micro that in entering into this Amendment, it is not establishing any course of dealing with the Borrower and Ingram Micro. The rights of the Lender to require strict performance with all the terms and conditions of the Receivables Sale Agreement and the Receivables Funding Agreement as amended by this Amendment and the other Related Documents shall not in any way be impaired by the execution of this Amendment. The Lender shall not be obligated in any manner to execute any further amendments or waivers, and if such waivers or amendments are requested in the future, assuming the terms and conditions thereof are acceptable to them, the Lender may require the payment of fees in connection therewith.

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               IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

INGRAM MICRO INC., individually, as an Originator and as the Servicer

By:	/s/ Gregory M. Spierkel

Gregory M. Spierkel
Chief Executive Officer

INGRAM FUNDING INC., as Borrower

By:	/s/ James F. Ricketts

James F. Ricketts
Treasurer

GENERAL ELECTRIC CAPITAL CORPORATION, as Lender

By:	/s/ Eugene Seip

	Name:	Eugene Seip
	Title:	Duly Authorized Signatory

Signature Page
to
Amendment No. 1